Sanguine Corporation
101 East Green Street, Suite 11
Pasadena, California 91105

Attention:     The Board of Directors

Re: Subscription Agreement to acquire certain shares of common stock that are "restricted securities" of Sanguine Corporation, a Nevada corporation (the "Company"), in consideration of the cancellation of certain debt of the Company owed to the undersigned, and the contribution to capital of the Company of certain other debt of the Company to the undersigned

Dear Gentlemen:

          In consideration of the issuance of 924,600 shares of common stock of the Company that are "restricted securities" as that term is defined under Rule 144 of the Securities and Exchange Commission, the undersigned representative of the Estate of Anthony G. Hargreaves hereby agrees to compromise and settle the following debts of the Company that are owed to the Estate of Anthony G. Hargreaves: $36,984 reflected on the June 30, 2004, unaudited balance sheet of the Company as "accounts payable."

          The undersigned also, for the benefit of the Company and believing that this act will enhance the future value of its other securities in the Company, hereby compromises and settles and contributes to the capital of the Company the following debts owed to the Estate of Anthony G. Hargreaves by the Company: $276,500 reflected on the June 30, 2004, unaudited balance sheet of the Company as "Accrued salaries"; and any interest on any amounts in this paragraph or the preceding paragraph since June 30, 2004.

                         ANTHONY AND AUDREY HARGREAVES TRUST
                         AUDREY HARGREAVES AND
                         EDWARD L. KUNKEL, CO-TRUSTEES

Date:    9/30/04              /s/   Audrey Hargreaves

Date:   9/30/04               /s/ Edward L. Kunkel